Exhibit 10.6

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into as of April 24, 2017, by and among CHASE PARK PLAZA HOTEL, LLC, a Delaware limited liability company, and CPPH, LLC, a Delaware limited liability company, as sellers (jointly and severally, “Seller”), and HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust, as buyer (“Buyer”).

WITNESSETH:

WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of March 16, 2017, as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated as of April 17, 2017 (as so amended, the “Agreement”), relating to the hotel known as the Chase Park Plaza and located at 212-232 Kingshighway Boulevard, St. Louis, Missouri, all as further described in the Agreement; and

WHEREAS, Seller and Buyer have agreed to amend the Agreement in accordance with the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.       Capitalized Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Agreement.

2.       Purchase Price. Section 1.4 of the Agreement is hereby amended by deleting the phrase “NINETY-FOUR MILLION AND NO/100 DOLLARS ($94,000,000.00)” and substituting the phrase “EIGHTY-SEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($87,750,000.00)” therefore, such that the Purchase Price shall be Eighty-Seven Million Seven Hundred Fifty Thousand and No/100 Dollars ($87,750,000.00).

3.       Ratification. All provisions of the Agreement, as amended by this Amendment, are hereby ratified and confirmed and remain in full force and effect.

4.       Counterparts. This Amendment may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. Such executed counterparts may be delivered by facsimile or by e-mail (in .pdf format) and any such counterparts so delivered shall be deemed originals for all purposes.

[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as a sealed instrument as of the date first above written.

SELLER:

CHASE PARK PLAZA HOTEL, LLC,
a Delaware limited liability company

By:
Name:
Title:

CPPH, LLC,
a Delaware limited liability company

By:
Name:
Title:

BUYER:

HOSPITALITY PROPERTIES TRUST,
a Maryland real estate investment trust

By:
Name: John G. Murray
Title: President

[Signature Page to Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions]